AMERICAN PENSION INVESTORS TRUST

Amended Certificate Of Designation

for

API Efficient Frontier Growth Fund

API Efficient Frontier Capital Income Fund

API Efficient Frontier Core Income Fund

API Efficient Frontier Value Fund

API Efficient Frontier Income Fund

The undersigned, being the duly elected and acting Secretary of American Pension Investors Trust, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust dated January 23, 1985, as amended to date (the “Declaration of Trust”), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on March 30, 2016, the Declaration of Trust is hereby amended effective as of the close of business on May 31, 2016 (the “Effective Date”) by this Amended Certificate of Designation as follows:

(1) Prior to the Effective Date, five of the separate series of the shares of beneficial interest of the Trust (each, a “Series”) were named and designated as follows:

API Efficient Frontier Growth Fund

API Efficient Frontier Capital Income Fund

API Efficient Frontier Core Income Fund

API Efficient Frontier Value Fund

API Efficient Frontier Income Fund

(2) As of the Effective Date, the names of the five series are changed and designated as follows:

Existing Name	New Name
API Efficient Frontier Growth Fund	API Growth Fund
API Efficient Frontier Capital Income Fund	API Capital Income Fund
API Efficient Frontier Core Income Fund	API Short Term Bond Fund
API Efficient Frontier Value Fund	API Value Fund
API Efficient Frontier Income Fund	API Multi-Asset Income Fund

Each Series constitutes a separate portfolio of the Trust, and is authorized to invest in cash, securities, instruments and other property as provided in the Declaration of Trust. The Shares of each Series have the rights and preferences provided in the Declaration of Trust, including Section 6.10 thereof.

(3) All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust.

The Trustees further direct that, upon the execution of this Amended Certificate of Designation, the Trust take all necessary action to file a copy of this Amended Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 20th day of April, 2016.

/s/ David D. Jones
David D. Jones
Secretary

ACKNOWLEDGEMENT

State of Florida             ) : ss

County of Monroe

April 20, 2016

Then personally appeared the above named David D. Jones and acknowledged the foregoing instrument to be his free act and deed.

Before me,

Eleanor Lynn Wilkins
Notary Public
My Commission Expires: 05/17/2018